SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. __)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

Leonard B. Pack, Secretary, Metromedia, Inc.
1 Harmon Plaza, Secaucus, NJ  07094
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

May 22, 1986
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement _X_. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia, Inc.
          (I.R.S. Identification No. 13-1805096)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP              (a)
Metromedia Company disclaims membership in a group although        (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              637,500 (includes 532,260 shares issuable
                              upon exercise of currently exercisable
                              warrants)
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    637,500 (includes 532,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants)

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          637,500 (includes 532,260 shares issuable upon exercise of currently exercisable warrants)

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          6.3%

14   TYPE OF REPORTING PERSON

          CO

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP              (a)
John W. Kluge disclaims membership in a group although             (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              657,500.  Includes 20,000 shares owned
                              directly and 637,500 shares (including
                              532,260 shares issuable upon exercise of
                              currently exercisable warrants) beneficially
                              owned through Metromedia, Inc.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    657,500.  Includes 20,000 shares owned
     WITH                     directly and 637,500 shares (including
                              532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia, Inc.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          657,500. Includes 20,000 shares owned directly and 637,500 shares (including 532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia, Inc..

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          6.5%

14   TYPE OF REPORTING PERSON

          IN

Item 1.  Security and Issuer.

          This Statement relates to the Common Stock, $.25 par value, ("Orion Common Stock") of Orion Pictures
Corporation ("Orion"). The principal executive offices of Orion are located at 711 Fifth Avenue, New York, New York
10022.


Item 2.  Identity and Background.

          This Statement is filed by Metromedia, Inc., a Delaware corporation ("Metromedia") and by John W. Kluge. Metromedia's principal business is telecommunications. The address of its principal business is 429 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Metromedia's principal office address is One Harmon Plaza, Secaucus, New Jersey 07094. John W. Kluge is a director of Metromedia, its Chairman of the Board, President and Chief Executive Offi-cer, and is the holder of 97.42% of its voting common stock. Mr. Kluge's business address is 205 East 67th Street,
New York, NY 10021. He has been a director of Orion since his election to that position by the Board of Directors of Orion on January 24, 1986. Neither Mr. Kluge nor Metromedia (nor, to the best knowledge of Metromedia, any of its other executive officers or directors) has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor has any of them been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which any of them was or is subject to a judgement, decree or final order enjoining future violations of, or prohibit-ing or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          Exhibit 1 to this Statement, which is incorporated herein by reference, lists the name; residence or business address; present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and citizenship of each executive officer and director of Metromedia, including John W. Kluge.


Item 3.  Source and Amount of Funds or Other Consideration.

          The $5,093,940 aggregate cost of the 105,240 shares of Orion Common Stock and the 532,260 warrants expiring February 19, 1992 and which are immediately exercisable and entitle the holder to purchase 532,260 shares of Orion Common Stock at a price of $6.00 per share
(Orion Warrants) was borrowed by Metromedia from Manu-facturers Hanover Trust Company pursuant to a loan made in the ordinary course of business by that bank under Metro-media's existing credit facility with such bank.


Item 4.  Purpose of Transaction.

          Each of Metromedia and John W. Kluge has acquired the subject securities of Orion for investment. Each of them may, from time to time, evaluate the status of such investment in the light of then existing conditions.


Item 5.  Interest in Securities of the Issuer.

          (a) Metromedia beneficially owns directly 637,500 shares of Orion's Common Stock, which figure includes 532,260 shares issuable upon the exercise of the Orion Warrants. Such 637,500 shares constitute approximately 6.3% of the outstanding shares of Orion Common Stock (assuming exercise of the Orion Warrants). Mr. Kluge also directly owns beneficially an additional 20,000 shares of Orion Common Stock which, together with the Orion securities owned directly by Metromedia, constitute approximately 6.5% of the outstanding shares of Orion Common Stock (assuming exercise of the Orion Warrants).

          (b) Metromedia and John W. Kluge have sole power to vote and to dispose of the 637,500 shares owned directly by Metromedia, and Mr. Kluge has sole power with respect to the voting and disposition of the 20,000 shares owned directly by him.

          (c) In simultaneous, privately negotiated trans-actions, Metromedia purchased 105,240 shares of Orion Common Stock at a price of $13.00 per share and 532,260 Orion War-rants at a price of $7.00 per Warrant. The transaction took place on May 22, 1986 and was effected by simultaneous delivery of the acquired securities and the cash payment at the offices of Metromedia, Inc., 1 Harmon Plaza, Secaucus, New Jersey 07094.

          (d)  Not applicable.


Item 6. Contracts, Arrangements, Understandings or Rela-tionships with Respect to Securities of the Issuer.

          There are no contracts, arrangements, understand-ings or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of Orion.


Item 7.  Material to be Filed as Exhibits.

          Exhibit 1 - Additional Item 2 information with respect to each executive officer and director of Metromedia including John W. Kluge.


                          SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  May 30, 1986          STUART SUBOTNICK
                              Stuart Subotnick
                              Executive Vice President
                              Metromedia, Inc.

                          SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.



Dated:  May 30, 1986          /s/ John W. Kluge
                              John W. Kluge